UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Infinity Cross Border Acquisition Corporation

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. employer
identification no.)

c/o Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Ordinary Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173575

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants to purchase ordinary shares of Infinity Cross Border Acquisition Corporation (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575) filed with the Securities and Exchange Commission on April 18, 2011, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on May 19, 2011).

3.2	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Amendment No. 7 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on May 25, 2012).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 7 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on May 25, 2012).

4.2	Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 5 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on January 19, 2012).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 annexed to Exhibit 4.4 to Amendment No. 7 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575) filed with the Securities and Exchange Commission on May 25, 2012).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 4.4 to Amendment No. 11 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on July 12, 2012).

10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 10.4 to Amendment No. 7 of the Registrant’s Registration Statement on Form S-1 as amended on Form F-1 (File No. 333-173575), filed with the Securities and Exchange Commission on May 25, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

INFINITY CROSS BORDER ACQUISITION CORPORATION

By:	/s/Amir Gal-Or
Amir Gal-Or
Co-Chief Executive Officer, Co- President and Co-Chairman

Dated: July 17, 2012